Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2024, relating to the financial statements and financial highlights of Innovator 20+ Year Treasury Bond 9 Buffer ETF™ – July, Innovator 20+ Year Treasury Bond 5 Floor ETF® – Quarterly, Innovator Defined Wealth Shield ETF, Innovator Buffer Step-Up Strategy ETF™, Innovator Power Buffer Step-Up Strategy ETF™, Innovator Equity Managed Floor ETF®, Innovator Nasdaq-100® Managed Floor ETF®, Innovator U.S. Small Cap Managed Floor ETF®, Innovator Hedged Nasdaq-100® ETF, Innovator Emerging Markets 10 Buffer ETF™ – Quarterly, Innovator International Developed 10 Buffer ETF™ – Quarterly, Innovator Nasdaq-100® 10 Buffer ETF™ – Quarterly, Innovator U.S. Small Cap 10 Buffer ETF™ – Quarterly, Innovator U.S. Equity 5 to 15 Buffer ETF™ – Quarterly, and Innovator U.S. Equity 10 Buffer ETF™ – Quarterly, each a series of Innovator ETFs Trust, which are included in Form N-CSR for the year or period ended October 31, 2024, and to the references to our firm under the headings “Fund Service Providers” “Financial Highlights” in the Prospectuses and “Investment Adviser and Other Service Providers” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

February 27, 2025